As filed with the Securities and Exchange Commission on May 26, 2009
Registration No. 333-

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM S-8
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

CADENCE DESIGN SYSTEMS, INC.
(Exact name of registrant as specified in its charter)

Delaware	77-0148231
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)
2655 Seely Avenue, Building 5
San Jose, California 95134
(Address of Principal Executive Offices) (Zip Code)

Amended and Restated Employee Stock Purchase Plan
(Full title of the plan)

James J. Cowie, Esq.
Senior Vice President, General Counsel and Secretary
Cadence Design Systems, Inc.
2655 Seely Avenue, Building 5
San Jose, California 95134
(Name and address of agent for service)
(408) 943-1234
(Telephone number, including area code, of agent for service)

Copy to:
Stewart L. McDowell, Esq.
Gibson, Dunn & Crutcher LLP
555 Mission Street, Suite 3000
San Francisco, California 94105
(415) 393-8200

      Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐ (Do not check if a smaller reporting company)	Smaller reporting company ☐
CALCULATION OF REGISTRATION FEE

Title of securities	Amount	Proposed maximum	Proposed maximum	Amount of
to be registered	to be registered (1)	offering price per share (2)	aggregate offering price (2)	registration fee (2)
Common Stock, par value $0.01 per share	12,500,000 shares (3)	$5.52	$69,000,000.00	$3,850.20

(1)	This Registration Statement shall also cover any additional shares of common stock which become issuable under the Amended and Restated Employee Stock Purchase Plan (the “Plan”) by reason of any stock dividend, stock split, recapitalization or other similar transaction effected without the receipt of consideration which results in an increase in the number of the outstanding shares of Cadence Design Systems, Inc. (the “Registrant”) common stock.

(2)	Calculated solely for purposes of calculating the amount of the registration fee under Rules 457(c) and (h) of the Securities Act of 1933, as amended. The price per share and aggregate offering price are based upon the average of the high and low prices of common stock of the Registrant on May 18, 2009, as reported on the NASDAQ Global Select Market.

(3)	Represents 12,500,000 additional shares of common stock authorized to be issued under the Plan. Shares available for issuance under the Plan were initially registered on a Registration Statement on Form S-8 filed with the Securities and Exchange Commission on September 30, 1991 (Registration File No. 33-43025).

Item 8. Exhibits
SIGNATURES
EXHIBIT INDEX
EX-5.01
EX-23.01
EX-99.01

REGISTRATION OF ADDITIONAL SHARES AND INCORPORATION OF CERTAIN INFORMATION
BY REFERENCE PURSUANT TO GENERAL INSTRUCTION E OF FORM S-8
     This Registration Statement on Form S-8 is filed by Cadence Design Systems, Inc., a Delaware corporation (the “Registrant”), relating to 12,500,000 shares of its common stock, par value $0.01 per share (the “Common Stock”), issuable to eligible employees and consultants of the Registrant and its affiliates under the Registrant’s Amended and Restated Employee Stock Purchase Plan (the “Plan”). On September 30, 1991, June 4, 1992, May 31, 1994, August 29, 1997, December 6, 2002, June 21, 2004, June 14, 2006 and May 15, 2008, the Registrant filed with the Securities and Exchange Commission (the “Commission”) Registration Statements on Form S-8 (Registration File Nos. 33-43025, 33-48371, 33-53913, 333-34599, 333-101693, 333-116681, 333-135003 and 333-150948, respectively) (together, the “Prior Registration Statements”) relating to shares of Common Stock issuable to eligible employees and consultants of the Registrant and its affiliates under the Plan. The Prior Registration Statements are currently effective and the contents of the Prior Registration Statements are incorporated herein by reference and made part of this Registration Statement, except as amended hereby. This Registration Statement relates to securities of the same class as those to which the Prior Registration Statements relate and is submitted in accordance with Section E of the General Instructions to Form S-8 regarding the Registration of Additional Securities.
     The Registrant hereby incorporates by reference into this Registration Statement the following documents previously filed with the Commission:
(a)	The Registrant’s Registration Statements on Form S-8 (Registration File Nos. 33-43025, 33-48371, 33-53913, 333-34599, 333-101693, 333-116681, 333-135003 and 333-150948) filed on September 30, 1991, June 4, 1992, May 31, 1994, August 29, 1997, December 6, 2002, June 21, 2004, June 14, 2006 and May 15, 2008, respectively;

(b)	The description of the Registrant’s Common Stock to be offered hereby contained in the Registrant’s Registration Statement on Form 8-A filed with the Commission on January 12, 2006;

(c)	The Registrant’s Current Reports on Form 8-K filed with the Commission on January 8, 2009 and May 14, 2009;

(d)	The Registrant’s Annual Report on Form 10-K for the fiscal year ended January 3, 2009 filed with the Commission on March 2, 2009, including all materials incorporated by reference therein;

(e)	The Registrant’s Quarterly Report on Form 10-Q for the quarter ended April 4, 2009 filed with the Commission on May 1, 2009; and

(f)	All other reports filed pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), since the end of the fiscal year covered by the Annual Report on Form 10-K referred to in (d) above.
     All documents filed pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this Registration Statement and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference into this Registration Statement and to be a part hereof from the date of filing of such documents; provided, however, that the Registrant is not incorporating any information furnished in any Current Report on
Form 8-K.
     Any document, and any statement contained in a document, incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this Registration Statement to the extent that a statement contained herein, or in any other subsequently filed document that also is incorporated or deemed to be incorporated by reference herein, modifies or supersedes such document or statement. Any such document or statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this Registration Statement. Subject to the foregoing, all information appearing in this Registration Statement is qualified in its entirety by the information appearing in the documents incorporated by reference herein.

Item 8. Exhibits.

Exhibit Number	Exhibit Description

5.01	Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.01	Consent of Independent Registered Public Accounting Firm.

23.02	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.01).

24.01	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).

99.01	The Registrant’s Amended and Restated Employee Stock Purchase Plan.

SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8, and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the city of San Jose, state of California, on this 26th day of May, 2009.

CADENCE DESIGN SYSTEMS, INC.
By:	/s/ Lip-Bu Tan
Lip-Bu Tan
President, Chief Executive Officer and Director

POWER OF ATTORNEY
     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Lip-Bu Tan, Kevin S. Palatnik and James J. Cowie, and each of them, his true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments (including post-effective amendments) to this Registration Statement, and to file the same, with all exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents, and each of them, full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection therewith, as fully to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or any of them, or their or his substitutes or substitute, may lawfully do or cause to be done by virtue hereof.
     Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities and on the date indicated.

Signature	Title	Date

/s/ Lip-Bu Tan Lip-Bu Tan	President, Chief Executive Officer and Director (Principal Executive Officer)	May 26, 2009

/s/ Kevin S. Palatnik Kevin S. Palatnik	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	May 26, 2009

/s/ Dr. John B. Shoven	Chairman of the Board of Directors	May 26, 2009

Dr. John B. Shoven

/s/ Donald L. Lucas	Director	May 26, 2009

Donald L. Lucas

/s/ Dr. Alberto Sangiovanni-Vincentelli	Director	May 26, 2009

Dr. Alberto Sangiovanni-Vincentelli

/s/ George M. Scalise	Director	May 26, 2009

George M. Scalise

/s/ Roger S. Siboni	Director	May 26, 2009

Roger S. Siboni

/s/ John A.C. Swainson	Director	May 26, 2009

John A.C. Swainson

EXHIBIT INDEX

Exhibit Number	Exhibit Description

5.01	Opinion and consent of Gibson, Dunn & Crutcher LLP.

23.01	Consent of Independent Registered Public Accounting Firm.

23.02	Consent of Gibson, Dunn & Crutcher LLP (contained in Exhibit 5.01).

24.01	Power of Attorney (included on the signature page to this Registration Statement on Form S-8).

99.01	The Registrant’s Amended and Restated Employee Stock Purchase Plan.